Exhibit 10.2
AGREEMENT REGARDING PROJECT RIGHTS
     THIS AGREEMENT REGARDING PROJECT RIGHTS (this “Agreement”) is entered into as of the 29th day of September, 2009, by BHX, LLC, a Massachusetts limited liability company, as Trustee of Acorn Park I Realty Trust, a Massachusetts nominee trust (“Landlord”), and FORRESTER RESEARCH, INC., a Delaware corporation (“Tenant”).
Recitals
     A. Contemporaneously with the execution of this Agreement, Landlord and Tenant are entering into a Lease (the “Lease”), dated as of even date herewith, pursuant to which Landlord is leasing to Tenant, and Tenant is leasing from Landlord, space in a building to be constructed, depicted as Building 200 on the site plan that is Exhibit A hereto.
     B. In consideration for Tenant entering into the Lease, Tenant requires that Landlord grant to Tenant certain rights in portions of the Project (as defined in the Lease) outside of Parcel 200 (as defined in the Lease), as more specifically provided for in this Agreement, on and subject to the terms and conditions set forth in this Agreement. Therefore, in furtherance of the Lease, Landlord and Tenant desire to enter into this Agreement.
Statement of Agreement
     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
     1. Incorporation of Lease Definitions. All capitalized terms used in this Agreement that are defined in the Lease and not otherwise defined in this Agreement shall have the meanings given in the Lease.
     2. New Building Option. For a period of three years after the Construction Loan Closing Date, Landlord shall reserve either (a) the portion of the Land on which the building depicted as Building 300 on the Site Plan (“Building 300”), anticipated to contain approximately 135,000 rentable square feet, is anticipated to be constructed, or (b) the portion of the Land on which the building depicted as Building 500 on the Site Plan (“Building 500”), anticipated to contain approximately 160,000 rentable square feet, is anticipated to be constructed. Provided that an Event of Default does not then exist, Tenant shall have the option (the “New Building Option”), exercisable by written notice given to Landlord not later than three years after the Construction Loan Closing Date, to lease not less than 60,000 rentable square feet in either Building 300 or Building 500, with the determination as between Building 300 and Building 500 to be made by Landlord (such building as determined by Landlord being called the “New Building”), on and subject to the terms and conditions set forth below in this Section 2. Subject to receipt of all applicable governmental approvals (which Landlord shall use commercially reasonable due diligence to obtain), the New Building shall be connected to Building 200 via a pedestrian bridge.
          (a) New Building Conditions. If Tenant timely exercises the New Building Option, Landlord’s obligation to construct the New Building and to lease space in the New Building to Tenant shall be subject to the satisfaction of the following conditions (collectively, the “New Building Conditions”) by the date that is six months after the date of Tenant’s exercise of the New Building Option (the “New Building Condition Deadline”): (i) Landlord obtaining, or determining in Landlord’s reasonable judgment that Landlord will be able to obtain, all permits and approvals from the City of Cambridge necessary for the construction of the New Building; and (ii) Landlord obtaining, or determining that Landlord will be able to obtain, non-recourse financing for the construction of the New Building on terms and conditions reasonably satisfactory to Landlord. From and after Tenant’s exercise of the New Building Option, Landlord will proceed with commercially reasonable due diligence and in good faith to attempt to satisfy the New Building Conditions, will provide Tenant with copies of all applications made by Landlord in connection therewith (provided that Landlord may redact financing terms from the copy of the financing application given to Tenant) and other material submissions (other than financial statements and other confidential information submitted by Landlord in support of its financing application) made by Landlord in connection therewith, will generally keep Tenant apprised of, and will respond promptly and accurately to Tenant’s reasonable inquiries regarding, the status of Landlord’s efforts to satisfy the New Building Conditions, and will give Tenant prompt written notice of the satisfaction or failure of the New Building Conditions. If the New Building Conditions have not been satisfied by the New Building Condition Deadline, then, unless Landlord and Tenant agree in writing to extend the New Building Condition Deadline, the New Building Option shall terminate and be of no further force or effect.
          (b) Terms of Lease. Landlord and Tenant shall negotiate to agree upon a lease (the “New Building Space Lease”) for space in the New Building, containing not less than 60,000 rentable square feet, to be leased by Landlord to Tenant pursuant to the New Building Option, which shall be for the remainder of the Lease Term and on substantially the same terms and conditions as the Lease, subject to modifications to reflect (i) that the New Building is a multi-tenant building (unless Tenant leases 100% of the New Building), (ii) the New Building Conditions, if the New Building Conditions have not then been satisfied, (iii) the rental rates and other economic terms to be negotiated by Landlord and Tenant, and (iv) such other changes that Landlord or Tenant may reasonably request in light of differences between the Building and the New Building (e.g., dates and time frames for preparation, review and approval of plans and specifications, target dates for completion of construction). Landlord and Tenant shall negotiate diligently and in good faith for a period of 90 days after Tenant exercises the New Building Option to attempt to agree upon and enter into the New Building Space Lease, but if Landlord and Tenant have not entered into the New Building Space Lease by the end of such 90 day period, then, unless Landlord and Tenant agree in writing to extend such period, the New Building Option shall terminate and be of no further force or effect.
     3. Right of First Offer.
          (a) Grant of Right. Tenant shall have, and Landlord hereby grants to Tenant, a right of first offer to lease any rentable space in any of the Other Buildings, containing not less than half of a floor, that is or becomes available for lease (any such space, containing not less than half of a floor, being called “ROFO Space”), on and subject to the terms and conditions set forth in this Section 3. In order that Tenant shall have the full benefit of the rights intended to be granted by this Section 3, Landlord shall cause Building 100 Landlord to execute this Agreement where provided below, thereby submitting Building 100 to such rights in favor of Tenant. Neither Landlord nor Building 100 Landlord (Landlord, Building 100 Landlord and their respective successors and assigns as owners of the Other Buildings being collectively called “Offering Landlord”) will enter into any lease of any ROFO Space with a tenant other than Tenant (a “Third-Party Lease”), unless and until Offering Landlord has given to Tenant a Notice of Availability (as defined below) with respect to such ROFO Space and Tenant has failed to exercise its right to lease such ROFO Space pursuant to Section 3(b). The rights of Tenant under this Section 3 shall apply only to Other Buildings that are actually constructed or under construction, and shall not obligate Landlord to construct any Other Building. The rights of Tenant under this Section 3 shall not apply to (i) a lease of space in any new building in the Project, which lease is a basis for construction of such new building (any such lease being called an “Anchor Lease”), or (ii) the renewal or extension of a lease of space in any of the Other Buildings, which renewal or extension does not extend beyond any renewal or extension option provided for in such lease, and none of such space shall be considered to be available for lease for purposes of this Section 3. Notwithstanding any other provisions of this Section 3 to the contrary, (x) the rights of Tenant under this Section 3 with respect to Building 100 shall be subject to the similar rights of The Smithsonian Institution Astrophysical Observatory and Siemens Healthcare Diagnostics, Inc. with respect to Building 100, and (y) the rights of Tenant under this Section 3 with respect to any Other Building (other than Building 100) shall be subject to the similar rights in such Other Building granted to a tenant of such Other Building under an Anchor Lease or under a Third-Party Lease entered into in accordance with this Section 3.
          (b) Mechanics for Exercise of Right. From time to time during the Lease Term as any ROFO Space is, becomes or is about to become available for lease, Offering Landlord shall give written notice to Tenant (a “Notice of Availability”) specifying such ROFO Space, the date on or about which such ROFO Space is expected to become available for lease, the effective rent (including Base Rent and Additional Rent) at which Offering Landlord is willing to lease the ROFO Space, and such other terms which Offering Landlord desires to specify. Unless an Event of Default then exists, Tenant shall have the right, exercisable by written notice given by Tenant and received by Offering Landlord within 15 Business Days after Offering Landlord gives to Tenant the subject Notice of Availability, to lease all of the ROFO Space specified in the Notice of Availability on the terms specified therein. If Tenant does not exercise Tenant’s right to lease the ROFO Space within 15 Business Days after Landlord gives the subject Notice of Availability, Offering Landlord shall be free to enter into a Third-Party Lease for such ROFO Space within 12 months after the date of such Notice of Availability; provided that if Offering Landlord desires to enter into a Third-Party Lease at an effective rent less than 95% of the effective rent specified in the Notice of Availability (taking into account all relevant factors in comparing such effective rents), then Offering Landlord shall, before entering into such Third-Party Lease, give another Notice of Availability (a “Follow-up Notice”) to Tenant, specifying the lower effective rent, and the respective rights and obligations of Offering Landlord and Tenant with respect to such Follow-up Notice shall be the same as those with respect to the subject Notice of Availability, except that Tenant shall have five Business Days after Landlord gives the Follow-up Notice to elect to lease the ROFO Space on the terms specified in the Follow-up Notice. Tenant will not disclose to third parties, other than Tenant’s employees, consultants and other agents who have a need to know, the contents of any Notice of Availability or Follow-up Notice, and Tenant shall require all such employees, consultants or agents to respect the confidentiality of the contents thereof.
          (c) Lease of ROFO Space. If Tenant exercises its right to lease any ROFO Space pursuant to Section 3(b), then, within 60 days after such exercise, Offering Landlord and Tenant shall negotiate and enter into a lease for the ROFO Space, which shall be for the remainder of the Lease Term and on substantially the same terms and conditions as the Lease, subject to modifications to reflect (i) the terms specified in the Notice of Availability, (ii) that the building in which the ROFO Space is located is a multi-tenant building, (iii) the ROFO Space will be delivered by Offering Landlord to Tenant “as is,” unless otherwise specified in the subject Notice of Availability, and (iv) such other changes that Offering Landlord may reasonably request in light of differences between the Building and the building in which the ROFO Space is located. Landlord and Tenant shall negotiate diligently and in good faith for a period of 60 days after Tenant exercises its right to lease any ROFO Space pursuant to Section 3(b) to attempt to agree upon and enter into a lease for the ROFO Space, but if Landlord and Tenant have not entered into a lease for the ROFO Space by the end of such 60 day period, then, unless Landlord and Tenant agree in writing to extend such period, Offering Landlord shall be free to enter into a Third-Party Lease for such ROFO Space within 12 months after the end of such period.
          (d) Lapse or Termination of Right. If, after Offering Landlord gives Tenant a Notice of Availability or a Follow-up Notice with respect to any ROFO Space, Offering Landlord does not receive Tenant’s notice of exercise pursuant to Section 3(b) within the time specified therein, Tenant’s right of first offer provided for in this Section 3 with respect to such ROFO Space shall lapse and terminate and Landlord shall be free to enter into a Third-Party Lease with respect to such ROFO Space at any time within 12 months after the date of such Notice of Availability or Follow-up Notice at an effective rent not less than 95% of the effective rent specified in the Notice of Availability or Follow-up Notice. In addition, Tenant’s right of first offer provided for in this Section 3 shall lapse during the last two years of the Initial Term and each Extension Term, provided that upon Tenant’s exercise of its right to extend the Lease Term for the next subsequent Extension Term, Tenant’s right of first offer shall be reinstated and again be effective.
          (f) Event of Default. Landlord shall have no obligation to give any Notice of Availability to Tenant at any time that an Event of Default exists, and Tenant shall have no rights under this Section 3 if an Event of Default exists on the date on which Tenant attempts to exercise its right to lease any ROFO Space.
     4. Parking. In addition to the parking spaces to which Tenant is entitled under the Lease, Landlord shall make available to Tenant from time to time, at the same parking charges as are provided for under the Lease, such other parking spaces at the Project that are available under Legal

Requirements and are not (a) committed to other occupants of the Project, (b) required for use in connection with any construction or demolition activities, or (c) required for use in connection with the maintenance, repair and/or management of any portion of the Project. This Section 4 shall not prohibit or restrict Landlord from committing parking spaces at the Project to other occupants of the Project.
     5. Relationship to Lease. Although Landlord is presently the landlord under the Lease, Landlord anticipates, as more specifically set forth in Section 2.10 of the Lease, that the Parcel 200 Transaction will be closed and that, upon the closing of the Parcel 200 Transaction, Substitute Landlord will be substituted for Landlord for purposes of the Lease, but not for purposes of this Agreement. This Agreement, and the respective rights and obligations of Landlord and Tenant hereunder, shall survive the Parcel 200 Transaction, but shall terminate upon termination of the Lease. Tenant may not assign any of Tenant’s rights under this Agreement other than in conjunction with: (a) an assignment of the Lease to a Permitted Transferee; or (b) a permitted assignment of this Lease other than to a Permitted Transferee, provided that Tenant agrees to guarantee the payment and performance of the obligations of the assignee under any New Building Space Lease or any lease for any ROFO Space thereafter entered into by such assignee pursuant to this Agreement.
     6. Relationship to Declaration. This Agreement shall be subject and subordinate to the Declaration.
     7. Notices. Notices hereunder shall be governed by Section 13.4 of the Lease. The addresses of Tenant and Landlord for notices shall be set forth in Items 13A and 13B, respectively, of the Summary of Basic Terms, subject to change as provided in Section 13.4 of the Lease. The address of Building 100 Landlord for notices shall be the following, subject to change as provided in Section 13.4 of the Lease:
TBCI, LLC, as Trustee of 100 Discovery Park Realty Trust
c/o The Bulfinch Companies, Inc.
First Needham Place
250 First Avenue, Suite 200
Needham, MA 02494
Attention: Robert A Schlager
Telephone: (781) 707-4000; Fax: (781) 707-4001
with a copy to:
TBCI, LLC, as Trustee of 100 Discovery Park Realty Trust
c/o The Bulfinch Companies, Inc.
First Needham Place
250 First Avenue, Suite 200
Needham, MA 02494
Attention: Mark R. DiOrio, Esq.
Telephone: (781) 707-4000; Fax: (781) 707-4001
and
Vorys, Sater, Seymour and Pease LLP
Suite 2000, Atrium Two
221 E. Fourth Street
Cincinnati, OH 45202
Attn: Charles C. Bissinger, Jr., Esq.
Telephone: (513) 723-4000; Fax: (513) 723-4056

     8. Miscellaneous.
          (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns; subject, however, to the restriction on assignment set forth in Section 5.
          (b) If the day by which any action is to be taken, any notice is to be given or any document or information is to be furnished pursuant to this Agreement is not a Business Day, then the time for the taking of such action, giving of such notice or furnishing of such document or information shall be automatically extended to the next subsequent Business Day.
          (c) The headings to the Sections hereof have been inserted for convenience only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.
          (d) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement.
          (e) Words of any gender used in this Agreement shall be held to include any other gender, and words in the singular number shall be held to include the plural, where the sense requires.
          (f) This Agreement constitutes the entire agreement between the parties hereto regarding the New Building Option, Tenant’s right of first offer to lease space in the Other Buildings, and Tenant’s parking rights at the Project outside of those provided for in the Lease, and may not be modified except by an instrument in writing executed by the parties hereto.
          (g) This Agreement may be executed in multiple counterparts, each of which shall be considered an original document.
          (h) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.
     Landlord and Tenant have executed this Agreement as of the date first set forth above.

BHX, LLC, as Trustee of Acorn Park I Realty Trust

By:

Name:

Title:

FORRESTER RESEARCH, INC.

By:

Name:

Title:

     Building 100 Landlord executes this Agreement for the purpose of submitting Building 100 to Tenant’s rights under Section 3 of this Agreement.

TBCI, LLC, as Trustee of 100 Discovery Park Realty Trust

By:

Name:

Title:

EXHIBIT A – Site Plan